Exhibit 32.1

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Scott E. Doyle, Executive Vice President, Chief Operating Officer of Spire Inc., hereby certify that:

(a)
To the best of my knowledge, the accompanying report on Form 10-Q for the period ended December 31, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)
To the best of my knowledge, the information contained in the accompanying report on Form 10-Q for the period ended December 31, 2024, fairly presents, in all material respects, the financial condition and results of operations of Spire Inc.

Date:	February 5, 2025	Signature:	/s/ Scott E. Doyle
Scott E. Doyle
Executive Vice President, Chief Operating Officer (Acting Chief Executive Officer)

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Adam W. Woodard, Executive Vice President, Chief Financial Officer of Spire Inc., hereby certify that:

(a)
To the best of my knowledge, the accompanying report on Form 10-Q for the period ended December 31, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)
To the best of my knowledge, the information contained in the accompanying report on Form 10-Q for the period ended December 31, 2024, fairly presents, in all material respects, the financial condition and results of operations of Spire Inc.

Date:	February 5, 2025	Signature:	/s/ Adam W. Woodard
Adam W. Woodard
Executive Vice President, Chief Financial Officer